UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.01 par value	ARTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2020, Art’s-Way Manufacturing Co., Inc. (the “Company”) entered into an offer letter (the “Offer Letter”) with David King, pursuant to which Mr. King is expected to assume the role of Chief Executive Officer upon the anticipated resignation of Carrie Gunnerson as Chief Executive Officer of the Company in the third quarter of fiscal year 2020. Mr. King’s anticipated start date is March 23, 2020 and he will serve in an interim role prior to assuming the role of Chief Executive Officer. The Company intends to enter into a formal employment agreement with Mr. King prior to his start date.

Mr. King, age 48, has a proven executive management track record with over 25 years in the agricultural industry. He is currently the Executive Vice President of Sales and Marketing at VES Environmental Solutions, LLC, a designer and manufacturer of energy-efficient agricultural ventilation and lighting systems, a position he has held since November 2019. He was previously Vice President of Sales and Marketing at Salford Group from June 2013 to November 2019, and he held roles in operations, marketing and international business development at Ag Leader Technology from 1996 to June 2013. Mr. King holds a B.S. in Business Administration from Iowa State University and an M.B.A. from Drake University.

Mr. King was not appointed pursuant to any arrangement or understanding with any person, and Mr. King does not have any family relationships with any directors or executive officers of the Company. Mr. King has not had a direct or indirect material interest in any transaction with the Company since December 1, 2017, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The Offer Letter provides for an annual base salary of $265,000. Mr. King will also be eligible to receive annual cash incentive compensation of up to 75% of his base salary based on the Company’s achievement of annual financial objectives and to receive annual equity awards, each as granted by the Board (or a committee authorized by the Board). Mr. King will be eligible to participate in any and all other employee benefit plans that are generally available to the Company’s employees.

The Company intends to grant Mr. King 80,000 shares of restricted stock on his start date, with the risks of forfeiture for 20,000 shares lapsing immediately and the risks of forfeiture for the remaining 60,000 shares lapsing in increments of 20,000 shares on each of the first three anniversaries of the grant date.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company’s press release issued March 11, 2020, announcing Mr. King’s appointment, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(a)     Financial statements: None

(b)     Pro forma financial information: None

(c)     Shell Company Transactions: None

(d)     Exhibits:

10.1     Offer Letter between the Company and David King, dated March 5, 2020

99.1     Press Release of Art’s-Way Manufacturing Co., Inc., dated March 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2020

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Michael W. Woods
Michael W. Woods
Chief Financial Officer